Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)
for
Tender of Shares of Beneficial Interest
of
BRT REALTY TRUST

The Offer, Proration Period and Withdrawal Rights will expire at 5:00 p.m., New York City time, on Wednesday, October 20, 2010, unless the Offer is extended or earlier terminated.

        As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of beneficial interest, $3.00 par value per share, of BRT Realty Trust, a Massachusetts business trust (the "Company"), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed before the Expiration Date or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the shares of beneficial interest of the Company.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission: (for eligible institutions only)	By Hand or Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Attention: Reorganization Department Facsimile: 718-234-5001 To confirm: 1-877-248-6417	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to BRT Realty Trust, a Massachusetts business trust (the "Company"), on the terms and subject to the conditions set forth in the Offer to Purchase dated September 22, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the shares of beneficial interest of the Company.

Number of shares to be tendered: shares*
* Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.

ODD LOTS (See Instruction 13 of the Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either:
☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER (See Instruction 12 of the Letter of Transmittal)

        A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

        If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

2

Certificate Nos. (if available):

Name(s) of Record Holder(s) (please print):

Address(es):

Area Code/Phone Number:

Signature(s):

Date:

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(not to be used for Signature Guarantees)

              The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

              The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Area Code/Phone Number:

Date:

3